Exhibit 99.1

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION PLANS RELEASE AND CONFERENCE CALL ON THIRD QUARTER RESULTS AND ANNOUNCES UPDATE REGARDING STOCK OPTION MATTER

Boston, Massachusetts – October 23, 2006 – American Tower Corporation (NYSE: AMT) today announced that the press announcement on third quarter results is scheduled to be released to the news services at 6:00 a.m. EST on November 8, 2006. The Company has scheduled a conference call to discuss third quarter results at 8:30 a.m. EST on November 8, 2006. Conference call details are set forth below.

As previously reported, the Special Committee of the Company’s Board of Directors that is investigating the Company’s stock option granting practices has reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants likely differ from the recorded grant dates of such awards. Accordingly, the Company has indicated that it would need to restate its previously issued financial statements to record charges for stock-based compensation expense related to certain option grants and to account for the tax-related consequences, and that it would file an amended Annual Report on Form 10-K/A for the year ended December 31, 2005 and an amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2006 to reflect the restatement. The Company previously reported that it would file these reports with the Securities and Exchange Commission once the Special Committee completes its investigation.

The Company announced that the Special Committee is continuing its efforts to complete its review and to reach final conclusions regarding these matters. The Company will report on these conclusions when it files its Form 10-K/A and Form 10-Q/A. The Company will provide an update regarding the stock option matter during its third quarter conference call if it has not filed its Form 10-K/A and Form 10-Q/A prior to November 8, 2006. With respect to the Company’s review of the stock option matter, Jim Taiclet, American Tower’s Chairman and Chief Executive Officer stated, “The Special Committee of our Board of Directors and its external advisors have made substantial progress in completing their review of the Company’s historical stock option practices. The Special Committee, with the support of our full Board and management, is working hard to ensure that the review is comprehensive, thorough, independent and conducted in cooperation with the appropriate regulatory agencies. The Company looks forward to filing our restated financial statements once the review is fully completed.”

As previously reported, the Company also expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 concurrently with the filing of its Form 10-K/A and Form 10-Q/A. If the Company has not filed these reports prior to November 8, 2006, the Company expects that it will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 concurrently with these filings.

The Company expects to provide updated 2006 and introduce 2007 outlook during the third quarter conference call. Conference call details are as follows:

Call Date:	November 8, 2006
Call Time:	8:30 a.m. EST

Call Host:	Brad Singer, Chief Financial Officer
Call Dial in:	877-235-9047 US/Canada
706-645-9644 International
Access Code: 9474923

Online Info: http://investor.americantower.com

Live simulcast (listen only) available during the call. A taped replay of the conference call will be available shortly after the conclusion of the call. Replay information is as follows:

Replay Dates: November 8, 2006, 9:30 a.m. EST – November 22, 2006, 11:59 p.m. EST

Replay Dial in:	800-642-1687 US/Canada
706-645-9291 International
Access Code: 9474923

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower owns and operates over 22,000 sites in the United States, Mexico, and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

This press release contains statements that constitute forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s restatement of its previously issued financial statements and the timing of the filing of Company reports with the Securities and Exchange Commission. Investors are cautioned that such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties and that actual developments and events may differ materially from the forward-looking statements as a result of various important factors. Factors that may cause such differences to occur include developments in the preparation of the Company’s restated financial statements or developments in the special committee’s investigation, as well as developments in the government investigations and the litigation relating to the Company’s historical stock option granting practices and related accounting.

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